Exhibit 24


October 20, 2003


H. Allen Franklin, Thomas A. Fanning, Tommy Chisholm and Wayne Boston


Dear Sirs:

         The Southern Company proposes to file with the Securities and Exchange Commission a registration statement or statements under the Securities Act of 1933, as amended, with respect to the issuance and sale of additional shares of its common stock pursuant to and in accordance with The Southern Company Employee Savings Plan, in an amount not to exceed 20,000,000 shares.
         The Southern Company and the undersigned directors and officers of The Southern Company, individually as a director and/or as an officer of The Southern Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing such registration statement or statements and appropriate amendment or amendments (including post-effective amendments) thereto.
                                     Yours very truly,

                                     THE SOUTHERN COMPANY


                                     By /s/H. Allen Franklin
                                          H. Allen Franklin
                                      Chairman, President and
                                      Chief Executive Officer

________________                                     /s/J. Neal Purcell
         Daniel P. Amos                                J. Neal Purcell



________________                                    /s/Gerald J. St. Pe'
         Dorrit J. Bern                               Gerald J. St. Pe'



      /s/Thomas F. Chapman                        /s/G. Edison Holland, Jr.
       Thomas F. Chapman                            G. Edison Holland, Jr.



      /s/H. Allen Franklin                            /s/Thomas A. Fanning
       H. Allen Franklin                                Thomas A. Fanning



       /s/Bruce S. Gordon                             /s/Tommy Chisholm
        Bruce S. Gordon                                 Tommy Chisholm



       /s/Donald M. James                             /s/W. Dean Hudson
        Donald M. James                                 W. Dean Hudson



        /s/Zack T. Pate
          Zack T. Pate

Extract from minutes of meeting of the board of directors of The Southern
Company.

                             - - - - - - - - - - - -

         RESOLVED FURTHER: That for the purpose of signing the registration statement or statements under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission with respect to the issuance and sale by the Company of additional shares of its common stock under the Employee Savings Plan and of remedying any deficiencies with respect thereto by appropriate amendment or amendments (including post-effective amendments), the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to H. Allen Franklin, Thomas A. Fanning, Tommy Chisholm and Wayne Boston;

                             - - - - - - - - - - - -

         The undersigned officer of The Southern Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of The Southern Company, duly held on October 20, 2003, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated:  November 17, 2003                     THE SOUTHERN COMPANY


                                             By /s/Tommy Chisholm
                                                 Tommy Chisholm
                                                   Secretary